Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-143463, No. 333-173123 and No. 333-174021 on Forms S-3 of our report dated March 8, 2011, relating to the financial statements and financial statement schedule of Alliance Holdings GP, L.P. as of and for the year ended December 31, 2010, appearing in this Annual Report on Form 10-K of Alliance Holdings GP, L.P. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Tulsa, Oklahoma

February 28, 2012